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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2019

Diplomat Pharmacy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.
Flint, Michigan 48507
(Address of Principal Executive Offices) (Zip Code)

(888) 720-4450
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

        On January 7, 2019, Diplomat Pharmacy, Inc. (the "Company") publicly announced an update to its 2018 guidance and provided a preliminary 2019 outlook. A copy of the Company's news release and a related supplemental slide presentation regarding the foregoing are attached hereto as Exhibits 99.1 and 99.2, respectively, each of which is incorporated herein by reference. The information provided under this Item 2.02 and the attached exhibits shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act except as shall be expressly stated by specific reference in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On January 4, 2019, the Company and Joel Saban mutually agreed that Mr. Saban would resign from his position as the Company's President effective immediately.

        On January 4, 2019 (the "Effective Date"), the Company and Mr. Saban entered into a separation and release agreement (the "Agreement"). The Agreement provides that: (i) the Company shall pay Mr. Saban unpaid base salary through the Effective Date and $307,500, to be paid by March 15, 2019, plus any amounts specifically provided for under the Company's employee benefit plans or as otherwise expressly required by applicable law (the "Accrued Benefits"); (ii) immediately following the Effective Date, 13,333 of the unvested time-based restricted stock units ("RSUs") granted to Mr. Saban on March 27, 2018 in connection with the Company's annual equity incentive compensation, shall vest; and (iii) the portion of the performance-based RSUs granted to Mr. Saban on March 27, 2018 in connection with the Company's annual equity incentive compensation, to the extent earned based on actual 2018 performance and for the tranches scheduled to vest on March 27, 2019 and March 27, 2020, shall vest on March 27, 2019. The unvested option awards and time-based RSUs held by Mr. Saban will terminate immediately following the Effective Date. The earned but unvested performance-based RSUs will terminate no later than March 27, 2019. Any vested options held by Mr. Saban will be exercisable for a period of 90 days following the Effective Date. Any portion of the Accrued Benefits attributed to Mr. Saban's 2018 bonus remains subject to the bonus plan's clawback policy, and the performance-based RSUs may remain subject to forfeiture and/or recovery under any compensation recovery policy that the Company may adopt from time to time.

        Mr. Saban's right to receive the foregoing amounts and benefits is conditioned upon his execution of a general release of any claims, which becomes irrevocable, for the benefit of the Company. Furthermore, pursuant to his previously executed employment agreement: (1) Mr. Saban remains subject to confidentiality requirements and (2) Mr. Saban is subject to non-competition and non-solicitation requirements that extend for 12 months following termination of his employment with the Company.

        The foregoing summary is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits

10.1	Separation and Release Agreement, dated January 4, 2019, by and between the Company and Joel Saban.

99.1	Company news release dated January 7, 2019, regarding financial guidance and the Company's officers.

99.2	Supplemental slide presentation dated January 7, 2019, regarding financial guidance.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.
By:	/s/ ATUL KAVTHEKAR Atul Kavthekar Chief Financial Officer

Date: January 7, 2019

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  Item 2.02 Results of Operations and Financial Condition.
  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE